Exhibit 3.2

NPC International, Inc.

Bylaws

Restated and Adopted July 14, 1992

Name Change July 8, 1994

BY LAWS

OF

NPC INTERNATIONAL, INC.

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.              ANNUAL MEETINGS. Annual Meetings of the Stockholders for the election of directors and for the transaction of such other business as may properly come before such Meeting shall be held at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the Notice of the Meeting. In the event the Board of Directors fails to so determine that the time and date of the Meeting, the Annual Meeting of the Stockholders shall be held on the second Tuesday of July of each year.

Section 2.             SPECIAL MEETINGS. Special Meetings of the Stockholders may be called at any time by the President or the Board of Directors.

Section 3.             PLACE OF MEETING. Annual Meetings of the Stockholders shall be held at the principal executive offices of the corporation or at such other place, within or without the State of Kansas, as shall be provided for in written or published notice or waiver of notice. Special Meetings of the Stockholders shall be held at such place, within or without the State of Kansas, as shall be provided for in written or published notice thereof or waiver of notice.

Section 4.             NOTICE OF MEETING. Written notice of each Meeting of Stockholders stating the place, day and hour of the Meeting, and, in case of a Special Meeting, the purpose or purposes for which the Meeting is called, shall be delivered or given not less than ten (10) days or more than fifty (50) days before the date of the Meeting, either personally or by mail, by or at the direction of the President, or the Secretary, to each stockholder of record entitled to vote at such meeting. Attendance of a stockholder at any meeting shall constitute a waiver of notice of such Meeting unless such attendance is for the express purpose of objecting to the transaction of any business because the Meeting is not lawfully called or convened and such limited purpose is stated by the stockholder at the commencement of the Meeting. Except as otherwise required by Statute, notice of any adjourned Meeting of the Stockholders shall not be required.

Section 5.             CONDUCT OF MEETING. The Chairman of the Meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the Meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to the questions or comments on the affairs of the corporation, restrictions on entry to such Meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 6.             QUORUM. Except as otherwise provided by Statute, the presence at any Meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, either a major in interest of the stockholders entitled to vote, present in person or by proxy, or any officer entitled to preside or act as Secretary of such Meeting, may adjourn the Meeting from time to time for a period not exceeding thirty (30) days in any one case, and no notice need be given of such adjournment to stockholders not present at the Meeting. At any adjourned Meeting at which a quorum may be present, any business may be transacted which might have been transacted at a Meeting as originally called.

Section 7.             VOTING. Except as otherwise provided by Statute or by the Articles of Incorporation, and subject to the provisions of these Bylaws, each eligible stockholder shall, at every Meeting of the Stockholders, be entitled to one vote in person or by proxy for each share of Class A Stock held by such stockholder. At all Meetings of Stockholders, except as otherwise required by Statute, by the Articles of Incorporation, or by these Bylaws, all matters shall be decided by the vote of the holders of a majority of the shares entitled to vote and present in person or by proxy. Cumulative voting shall apply in all elections of directors.

Section 8.             TREASURY STOCK. Shares of the capital stock of the corporation belonging to the corporation shall not be voted directly or indirectly.

Section 9.             PROXIES. Each proxy shall be in writing and signed by the shareholder executing it or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy.

ARTICLE II

BOARD OF DIRECTORS

Section 1.             GENERAL POWERS. The property and business of the corporation shall be controlled and managed by a Board of Directors consisting of not more than nine (9) persons, such number to be fixed by the Board of Directors, by resolution, from time to time. The directors shall be elected by the stockholders at each Annual Meeting to hold office until the next succeeding Annual Meeting or until their successors are elected and qualify. Such election need not be by written ballot.

Section 2.             RESIGNATIONS. Any director, member of a committee or other office may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.             VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, and directors so chosen shall hold office until the next Annual Meeting and until their successors are elected and qualified.

Section 4.             POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by statute, by the Articles of Incorporation or by these Bylaws reserved to the stockholders.

Section 5.             COMMITTEES. The Board of Directors shall have power, by resolution, to constitute and appoint such committees from its members as in its judgment may be advantageous or desirable for the transaction of the business of the corporation, which committees shall have such powers and duties as the Board of Directors may, by resolution, prescribe.

ARTICLE III

MEETING OF THE BOARD OF DIRECTORS

Section 1.             ANNUAL MEETINGS. The Board of Directors shall meet for the appointment of officers and for the transaction of any other business as soon as practicable after adjournment of the Annual Meeting of the Stockholders, and other Regular Meetings of the Board shall be held at such time as the Board may from time to time determine. No notice need be given of Regular Meetings of the Board.

Section 2.             SPECIAL MEETINGS. Special Meetings of the Board may be called by the President or Secretary or by any member of the Board, upon written notice served personally upon each director or given by mail, telegraph, telephone, facsimile, cable or similar communications equipment. If mailed, notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope, properly addressed, with postage thereon prepaid. If telegraphed, notice shall be deemed to be delivered when the contents of the telegram are delivered to the telegraph company. Any director may waive notice of any Meeting. The attendance of a director at any Meeting shall constitute a waiver of notice of such Meeting, except where a director attends a Meeting for the express purpose of objecting to the transaction of any business because the Meeting is not lawfully called or convened and such limited purpose is so stated at the commencement of the Meeting.

Section 3.             PLACE OF MEETING. Meetings of the Board of Directors, whether Annual or Special, shall be held at the principal executive offices of the corporation or at such other place, within or without the State of Kansas, as shall be provided for in the resolution or notice calling such Meeting.

Section 4.             QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any Meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by Statute, by the Articles of Incorporation or by these Bylaws. If less than a majority of the Board of Directors is present at a Meeting, a majority of the directors present may adjourn the Meeting from time to time without further notice.

Section 5.             ACTIONS OF THE BOARD OF DIRECTORS WITHOUT A MEETING. If all the directors severally or collectively consent in writing to any action to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a Meeting duly held, and may be stated as such in any certificate or document filed under the laws of the State of Kansas. The Secretary shall file such consents with the Minutes of the Meetings of the Board of Directors.

Section 6.             PARTICIPATION IN MEETINGS BY TELEPHONE. Any member of the Board of Directors or of any committee thereof may participate in a Meeting of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the Meeting can hear each other, and such participation in a Meeting shall be deemed to constitute presence in person at such Meeting.

ARTICLE IV

OFFICERS

Section 1.             NUMBER. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers, each of whom shall be elected by the Board of Directors. The Board of Directors shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the corporation.

Section 2.             ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first Meeting of the Board of Directors held after each Annual Meeting of the Stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, resignation, disqualification or removal from office.

Section 3.             VACANCIES. A vacancy in any office because of death, resignation, disqualification, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.             CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all Meetings of the Stockholders and of the Board of Directors. He shall act as liaison from and as spokesman for the Board. He shall participate in long range planning for the corporation. He may sign shares of the corporation’s capital stock, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, or which are in the ordinary course of business of the corporation. He may vote, either in person or by proxy, all the shares of the capital stock of any company which the corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of such company and shall have the power to accept or waive notice of such meetings. He shall in general perform all duties incident to the office and such other duties as shall be prescribed by the Board of Directors from time to time. In the absence of the President or in the event of his death, inability or refusal to act, the Chairman of the Board shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.             PRESIDENT. The President of the corporation shall have responsibility for the management of the corporation and such other powers and duties as may be assigned to him from time to time by the Board. In the absence or disability of the Chairman of the Board, the President shall exercise all powers and discharge all the duties of the Chairman of the Board, including the general supervision and control of all the business and affairs of the corporation. He may sign shares of the corporation’s capital stock, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be excited or which are in the ordinary course of business of the corporation. In the absence or disability of the Chairman of the Board, he may vote, either in person or by proxy, all the shares of the capital stock of any company which the corporation owns or is otherwise entitled to vote at any and all meetings of the stockholders of said company and shall have the power to accept or waive notice of such meetings.

Section 6.             SECRETARY. The Secretary shall: (A) keep the minutes of the Meetings of the Stockholders and of the Board of Directors in one or more books provided for that purpose; (B) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (C) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; and (D) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7.             CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have supervision over all the accounts and account books of the corporation, and see that the system of keeping the same is enforced and maintained. He shall prescribe the forms and blanks relating to books and accounts in all departments, and no change shall be made without his consent or the consent of the Chairman or the President. He shall see that there is kept in the bookkeeping department a set of books containing a complete record of all business transactions of the corporation pertaining to accounts, and, shall, when requested, furnish the Board of Directors, Chairman or President a statement of the earnings and expenses of the corporation, or of any other company in which this corporation may be interested, for any given time, and shall keep books and records for the purpose of furnishing such information. He shall verify the assets reported by the Treasurer at least once a year and make report of the same to the Board. He shall cause the books and accounts of all officers and agents charged with the receipt or disbursement of money to be examined as often as practicable, or when requested by the Chairman, President or Board of Directors, and shall ascertain whether or not the cash and vouchers covering the balances are actually on hand. He shall render such assistance and advice as the Chairman, President or Board of Directors may desire concerning the books, accounts and system of financial transactions of all other companies in which this corporation is interested, and furnish to the Chairman, President or Board of Directors such statements concerning the same as may be requested by them. In case of a default coming to his knowledge at any time, he shall at once notify the Chairman and President.

Section 8.             TREASURER. The Treasurer shall: (A) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (B) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. If required by the Board of Directors, the

Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 9.             VICE PRESIDENTS. Vice Presidents shall have such additional titles or designations as may be determined by the Board of Directors. Each Vice President shall have the authority and duties, and shall perform the functions specified by the Board of Directors.

Section 10.           ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries shall have all of the authority and duties of the Secretary and shall be authorized to exercise all such powers in the absence or unavailability of the Secretary. Assistant Treasurers shall have all of the authority and duties of the Treasurer and shall be authorized to exercise all such powers in the absence or unavailability of the Treasurer. Notwithstanding the foregoing, Assistant Secretaries and Assistant Treasurers, when elected by the Board of Directors, shall have such additional powers and duties or such limitations of powers and authority as the Board of Directors shall determine.

Section 11.           SALARIES. The salaries or other compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.

ARTICLE V

CAPITAL STOCK

Section 1.             CERTIFICATES OF STOCK. Certificates of stock shall be in such form as shall, in conformity with law, be prescribed from time to time by the Board of Directors, signed in the name of the corporation by the Chairman of the Board or President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation.

Section 2.             TRANSFERS OF SHARES OF STOCK. Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor.

Section 3.             LOST CERTIFICATES. In the event a certificate of stock is lost, the corporation may issue a duplicate certificate upon there being pledged with it a good and sufficient bond to indemnify the corporation against the claims of any person into whose hands such lost certificate may fall.

Section 4.             SALE OF STOCK RETURNED TO CORPORATION. In the event stock is returned to the corporation and the owner paid in full therefor, the directors of the corporation shall be vested with authority to resell the said stock to such person or persons and upon such terms, as may be determined by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

The corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit,

or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

The corporation will indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

Any indemnification under either of the first two paragraphs of this Section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the appropriate statutes of the State of Kansas. Such determination shall be made by the stockholders of the corporation, or by the Board of Directors of the corporation by a majority vote by a quorum consisting of directors who were not parties to the action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was, serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

ARTICLE VII

TRADE NAMES

The corporation may operate or transact business under such trade names other than its corporate name as may be adopted by the Board of Directors.

ARTICLE VIII

AMENDMENTS

The Bylaws of the corporation may from time to time be altered, suspended, amended or repealed, or new Bylaws may be adopted by resolution adopted by a majority of the members of the Board of Directors then in office.